Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   GTSI Corp.
             (Exact name of registrant as specified in its charter)

       Delaware                                           54-1248422
(State or other jurisdiction                                (I.R.S.
   of incorporation or                                      Employer
     organization)                                    Identification No.)

                            3901 Stonecroft Boulevard
                         Chantilly, Virginia 20151-1010
                                 (703) 502-2000
          (Address of Principal Executive Offices, Including Zip Code)

                                   GTSI Corp.
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 M. Dendy Young
                      Chairman and Chief Executive Officer
                                   GTSI Corp.
                              3901 Stonecroft Blvd.
                               Chantilly, VA 20151
                                 (703) 502-2900

           (Name, Address, and Telephone Number, including Area Code, of Agent For Service)

                                    Copy to:
                               Carter Strong, Esq.
                                 Arent Fox, PLLC
                          1050 Connecticut Avenue, N.W.
                            Washington, DC 20036-5339


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------

  Title of Securities To Be       Amount To Be        Proposed Maximum       Proposed Maximum       Amount of
         Registered              Registered (1)        Offering Price       Aggregate Offering     Registration
                                                       Per Share (2)             Price(2)              Fee
------------------------------ ------------------- ----------------------- ---------------------- ---------------

Common Stock, $.005 par value    850,000 shares            $11.30               $ 9,605,000         $1,216.95
------------------------------ ------------------- ----------------------- ---------------------- ---------------

(1) This registration statement also covers any additional shares of Common Stock which become issuable under the GTSI Corp. 1991 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Pursuant to Rule 457(h)(1), based on the average of the high and low prices reported in the Nasdaq National Market within five business days prior to the date of filing.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 850,000 shares of Common Stock reserved for issuance under the GTSI Corp. 1991 Employee Stock
Purchase Plan, which increase was approved by our Board of Directors on January 23, 2004, and by our stockholders on April 29, 2004.

Pursuant to General Instruction E of Form S-8, we hereby incorporate by reference the contents of our registration statement on Form S-8, File No. 333-44922, filed with the Commission on August 31, 2000.

The following documents previously filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

         (1) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2003.

         (2) The Registrant's quarterly report on Form 10-Q for the period ended March 31, 2004.

         (3) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since the end of the fiscal year ended December 31, 2003.

Item 8. Exhibits.

See Exhibit Index on page 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia.

                                     GTSI Corp.


Dated:  June 30, 2004                By: /s/ M. Dendy Young
                                        ----------------------------------------
                                         M. Dendy Young
                                         Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dendy Young his or her attorney-in-fact and agent, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                     Title                             Date


/s/ M. Dendy Young             Chairman and Chief               June 30, 2004
----------------------------   Executive Officer (Principal
M. Dendy Young                 Executive Officer) and a
                               Director

/s/ Thomas A. Mutryn           Senior Vice President and        June 30, 2004
----------------------------   Chief Financial Officer
Thomas A. Mutryn               (Principal Financial and
                               Accounting Officer)


/s/ Thomas Hewitt              Director                         June 30, 2004
----------------------------
Thomas Hewitt


/s/ Lee Johnson                Director                         June 30, 2004
----------------------------
Lee Johnson


/s/ Lt. Gen. Keith Kellogg     Director                         June 30, 2004
----------------------------
Lt. Gen. Keith Kellogg

/s/ Steven Kelman                  Director                     June 30, 2004
----------------------------
Steven Kelman


/s/ James J. Leto                  Director                     June 30, 2004
----------------------------
James J. Leto


/s/ Barry Reisig                   Director                     June 30, 2004
----------------------------
Barry Reisig


/s/ Lawrence J. Schoenberg         Director                     June 30, 2004
----------------------------
Lawrence J. Schoenberg


/s/ John M. Toups                  Director                     June 30, 2004
----------------------------
John M. Toups


/s/ Daniel Young                  Director                     June 30, 2004
----------------------------
Daniel Young

                                  EXHIBIT INDEX




Exhibit

5 Opinion of Arent Fox, PLLC concerning validity of securities registered

23        Consents of independent auditors and counsel

          (a)      Consent of Ernst & Young LLP
          (b)      Consent of Arent Fox, PLLC (counsel): included in Exhibit 5

24        Power of Attorney: included on signature page